Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

NVENT FINANCE S.À R.L.	NVENT ELECTRIC PLC
(Exact Name of Registrant as Specified in its Charter)	(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	5.650% Senior Notes due 2033	Rule 457(r) (1)	$500,000,000	99.717%	$498,585,000	0.0001102	$54,944.07
	Other	Guarantee of 5.650% Senior Notes due 2033	457(n) (2)	N/A	N/A	N/A	N/A	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$498,585,000		$54,944.07
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$54,944.07

The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate offering price is $498,585,000.

(1)	Payment of the registration fee at the time of filing of the registrants’ registration statement on Form S-3ASR (Registration No. 333-260579), filed with the Securities and Exchange Commission on October 29, 2021, was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”) and is paid herewith.

(2)	nVent Electric plc will fully and unconditionally guarantee the 5.650% Senior Notes due 2033 issued by nVent Finance S.à r.l. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to such guarantee.

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